Exhibit 3.9

AMENDED AND RESTATED

ARTICLES OF ORGANIZATION

OF

BARDEN COLORADO GAMING, LLC

These Amended and Restated Articles of Organization were approved by a vote of the sole Member of Barden Colorado Gaming, LLC on September 19, 2001. From this date forward these Amended and Restated Articles of Organization supersede the original Articles of Organization and all amendments and supplements to those Articles (if any). These Amended and Restated Articles of Organization correctly set forth the provisions of the Articles of Organization, as amended.

ARTICLE I

NAME

The name of the limited liability company is:

Barden Colorado Gaming, LLC.

ARTICLE II

PRINCIPAL PLACE OF BUSINESS

The address of the company’s principal place of business is 400 Renaissance Center, Suite 2400, Detroit, Michigan 48243.

ARTICLE III

REGISTERED OFFICE AND AGENT

The street address and mailing address of the registered office of the company is 1099 18th Street, Suite 2600, Denver, Colorado 80202. The name of the registered agent at that address is Richard L. Nathan. Either the registered office or the registered agent may be changed in the manner provided by law.

ARTICLE IV

MANAGEMENT

The management of the company is vested in its managers.

ARTICLE V

MANAGER

The name of the initial manager is Don H. Barden, and business address of the manager is 400 Renaissance Center, Suite 2400, Detroit, Michigan 48243.

ARTICLE VI

VOTING SECURITIES

The company shall not issue any voting securities or other voting interests except in accordance with the provisions of the Colorado Limited Gaming Act and the regulations promulgated thereunder. The issuance of any voting securities or other voting interests in violation thereof shall be void and such voting securities or other voting interests in violation thereof shall be void and such voting securities or other voting interests shall be deemed not to be issued and outstanding until (i) the company ceases to be subject to the jurisdiction of the Colorado Limited Gaming Control Commission, or (ii) the Colorado Limited Gaming Control Commission shall, by affirmative action, validate the issuance or waive any defect in issuance.

No voting securities or other voting interests issued by the company and no interest, claim or charge therein or thereto shall be transferred in any manner whatsoever, except in accordance with the provisions of the Colorado Limited Gaming Act and the regulations promulgated thereunder. Any transfer in violation thereof shall be void until (i) the company ceases to be subject to the jurisdiction of the Colorado Limited Gaming Control Commission, or (ii) the Colorado Limited Gaming Control Commission shall, by affirmative action, validate said transfer or waive any defect in said transfer.

If the Colorado Limited Gaming Control Commission at any time determines that a holder of voting securities or other voting interests of the company is unsuitable to hold such securities or other voting interests, then the issuer of such voting securities or other voting interests may, within sixty (60) days after the finding of unsuitability, purchase the voting securities or other voting interests of the unsuitable person at the lesser of (i) the cash equivalent of that person’s investment in the company; or (ii) the current market price as of the date of the finding of unsuitability unless those voting securities or other voting interests are transferred to a suitable person (as determined by the Commission) within sixty (60) days after the finding of unsuitability. Until those voting securities or other voting interests are owned by persons found by the Commission to be suitable to own them, (1) the company shall not be required or permitted to pay any dividend or interest with regard to the voting securities or other voting interests; (2) the holder of those voting securities or other voting interests shall not be entitled to vote on any matter as the holder of the voting securities or other voting interests, and those voting securities or other voting interests shall not for any purposes be included in the voting securities or other voting interests of the company entitled to vote; and (3) the company shall not pay any remuneration in any form to the holder of the voting securities or other voting interests, except in exchange for those voting securities or other voting interests as provided in this paragraph.

ARTICLE VII

ORGANIZER

The name of the organizer of the company is Richard L. Nathan, and his address is 287 Century Circle, #201, Louisville, Colorado 80027.

2

On behalf of Barden Colorado Gaming, LLC, Don H. Barden, by his signature as Manager below, confirms, under penalties of perjury, that the foregoing Amended and Restated Articles of Organization of Barden Colorado Gaming, LLC were adopted by the sole member of the company on September 19, 2001, constitute the act and deed of Barden Colorado Gaming, LLC, and the facts stated in these Articles are true.

Signed this 18th day of October, 2001

BARDEN COLORADO GAMING, LLC

By:	/s/ Don H. Barden
Don H. Barden, Manager

3

Articles of Amendment

filed pursuant to §7-90-301, et seq. and §7-80-209 of the Colorado Revised Statutes (C.R.S.)

ID number:	20011062707

1. Entity name:	BARDEN COLORADO GAMING, LLC
(if changing the name of the limited liability company, indicate name BEFORE the name change)

2. New Entity name:
(if applicable)	Majestic Colorado, LLC

3. Use of Restricted Words (if any of these terms are contained in any entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box):	☐ “bank” or “trust” or any derivative thereof ☐ “credit union” ☐ “savings and loan” ☐ “insurance”, “casually”, “mutual”, or “surety”

4. Other amendments, if any, are attached.

5. If the limited liability company’s period of duration as amended is less than perpetual, state the date on which the period of duration expires:
OR	(mm/dd/yyyy)

If the limited liability company’s period of duration as amended is perpetual, mark this box:  ☒

6. (Optional) Delayed effective date:
(mm/dd/yyyy)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

7.	Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:

Froelich	Cezar
(Last)	(first)	(Middle)	(Suffix)

711 Lucky Lane
(Street name and number or Post Office Box information)

Tunica Resorts	MS	38664
(City)	(State)	(Postal Zip Code)

	United States
(Province - if applicable)	(Country - if not US)

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ and include an attachment stating the name and address of such individuals)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.

Statement of Correction Correcting Information Other Than Principal Office Address

or Registered Agent Information

filed pursuant to §7-90-305 of the Colorado Revised Statutes (C.R.S.)

Document number	20111708780
(of filed document to be corrected)

ID number	20011062707

1. Entity name	Majestic Colorado, LLC

2. True name
(if different from the entity name)

The corrected statement(s) below correct(s) the corresponding incorrect statement(s) that is/are contained in the filed document identified by the document number above.

Complete the following sections applicable. Leave the section blank if it does not apply. You must complete section 15.

3. Corrections made below are intended to update the entity’s current information ☒

OR

Corrections made below are intended for historical purposes only, and not to update the entity’s current information ☐

4. Correction of entity name of record	Majestic Colorado Gaming, LLC

5. Correction of true name of record

6. Correction of entity form of record

7. Correction of jurisdiction of formation of record

8. Correction of delayed effective date of record
(only for filed documents that have not become effective)	(mm/dd/yyyy)

9.	Correction of period of duration of record

If the entity’s period of duration as corrected is perpetual, mark this box        ☐

OR

If period of duration is less than perpetual, state the date on which the period of duration expires:
(mm/dd/yyyy)

10.	If other information contained in the filed document is being corrected, mark this box ☐ and include an attachment stating the information to be corrected and each such correction.

11.	Correction regarding unauthorized filed document (if the filed document should not have been filed, mark this box ☐ and include an attachment stating each incorrect statement that is corrected by the statement of correction). (Only for filed documents that have become effective)

12.	If this statement of correction affects another record in the records of the Secretary of State, mark this box ☐ and include an attachment stating the entity name, true name, trade name, or trademark and the identification number of that record.

13.	If this statement of correction affects this record’s status, mark this box. ☐

14.	If this statement of correction revokes a filed document that states a delayed effective date but has not yet become effective, adopt the following statement by marking the box.

☐    The filed document is revoked.

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that such document is such individual’s act and deed, or that such individual in good faith believes such document is the act and deed of the person on whose behalf such individual is causing such document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S. and, if applicable, the constituent documents and the organic statutes, and that such individual in good faith believes the facts stated in such document are true and such document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is identified in this document as one who has caused it to be delivered.

15.	The true name and mailing address of the individual causing this document to be delivered for filing are

Froelich	Cezar	M
(Last)	(First)	(Middle)	(Suffix)
301 Fremont Street, 12th Floor Executive Offices
(Street number and address or Post Office Box information)

Las Vegas	Nevada	89101
(City)	(State)	(ZIP/Postal Code)

	USA
(Province if applicable)	(Country)

If applicable, adopt the following statements by marking the box and include an attachment)

☐ This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user’s legal, business or tax advisor(s).